Exhibit 10.3

EXECUTION VERSION

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of March 11, 2021 by and among (i) Empower Ltd., a Cayman Islands company (together with its successors, “Empower”) and (ii) Holley Parent Holdings, LLC, a Delaware limited liability company (“Holder”).

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into that certain Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Empower, Holley Intermediate Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Holder, Empower Merger Sub I, Inc., a Delaware corporation, and Empower Merger Sub II, LLC, a Delaware limited liability company;

WHEREAS, pursuant to the Merger Agreement, the Holder will receive, among other things, shares of common stock, par value $0.0001 per share (the “Domesticated Acquiror Common Stock”), of Empower; and

WHEREAS, pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the Domesticated Acquiror Common Stock to be received by Holder as Securities Merger Consideration shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Definitions.

(a) Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

(b) “Adjusted Restricted Securities” means (i) 7,000,000 shares Domesticated Acquiror Common Stock issued to the Holder as Securities Merger Consideration plus (ii) any additional Domesticated Acquiror Common Stock issued to Holder as Securities Merger Consideration in the event that Available Cash Amount does not meet or exceed the Minimum Available Acquiror Cash Amount.

(c) “Base Restricted Securities” means 50,750,000 shares of Domesticated Acquiror Common Stock issued to the Holder as Securities Merger Consideration.

(d) “Permitted Transfer” means a Transfer made (a) to (i) Empower’s officers or directors, (ii) any affiliates or family members of the Empower’s officers or directors, or (iii) any direct or indirect partners, members or equity holders of the Holder or their affiliates, any affiliates of the Holder, including to funds affiliated with Sentinel Capital Partners V, L.P., a Delaware limited partnership (“SCP V”), Sentinel Capital Partners V-A, L.P., a Delaware limited partnership (“SCP V-A”), Sentinel Capital Investors V, L.P., a Delaware limited partnership (“SCI V” and, together with SCP V and SCPV-A, the “Holley Investors”), and to direct or indirect members or partners of funds affiliated with Holley Investors or any affiliates thereof, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the Holder’s governing documents, upon dissolution of the Holder; (f) to Empower; or (g) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the board of directors of Empower or a duly authorized committee thereof or other similar transaction which results in all of the Empower’s stockholders having the right to exchange their shares of Domesticated Acquiror Common Stock for cash, securities or other property subsequent to the Closing Date.

(e) “Restricted Securities” means, collectively, the Base Restricted Securities and the Adjusted Restricted Securities.

(f) “Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Lock-up Provisions.

(a) Holder hereby agrees not to Transfer any of the Base Restricted Securities from and after the Closing and until the earlier of (i) the twelve (12) month anniversary of the Closing Date and (ii) the date following the Closing Date on which Empower completes a liquidation, merger, share exchange or other similar transaction that results in all of Empower’s stockholders having the right to exchange their shares of Domesticated Acquiror Common Stock for cash, securities or other property (such earlier date, the “Base Lock-Up Period”). Notwithstanding the foregoing, if, after the Closing Date, the closing price of the Domesticated Acquiror Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date, the Base Restricted Securities shall be released from the lock-up transfer restrictions contemplated by this Agreement.

(b) Holder hereby agrees not to Transfer any of the Adjusted Restricted Securities from and after the Closing and until the six (6) month anniversary of the date of the Closing (the “Adjusted Lock-Up Period” and, together with the Base Lock-Up Period, the “Lock-Up Periods”).

3. Transfer Restrictions.

(a) The restrictions set forth in Section 2 shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder made in respect of a Permitted Transfer; provided, further, that in the case of a Permitted Transfer during the Base Lock-Up Period with respect to the Base Restricted Securities and the Adjusted Lock-Up Period with respect to the Adjusted Restricted Securities, it shall be a condition to such Transfer that the transferee executes and delivers to Empower an agreement in substantially the same form of this Agreement.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Empower shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(c) During the Lock-Up Periods, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends (the “Lock-up Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF MARCH 11, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, (i) Holder shall retain all of its rights as a stockholder of Empower during the Lock-Up Periods, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in Section 2 shall not apply to any Domesticated Acquiror Common Stock or other securities of Empower acquired by Holder in open market transactions or in any public or private capital raising transactions of Empower or otherwise to any Domesticated Acquiror Common Stock (or other securities of Empower) other than the Restricted Securities. Empower will, as promptly as practicable following the end of the Base Lock-Up Period with respect to the Base Restricted Securities and the end of the Adjusted Lock-Up Period with respect to the Adjusted Restricted Securities, but in no event later than two Business Days following the end of the Base Lock-up Period or the Adjusted Lock-Up Period, as applicable, cause its transfer agent to remove the Lock-up Legend from the Base Restricted Securities or the Adjusted Restricted Securities, as applicable.

4. Miscellaneous.

(a) Termination. Unless earlier terminated by mutual written consent of the parties hereto, this Agreement will automatically terminate without any further action by the parties hereto on the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms prior to the Closing and (ii) the expiration of the Base Lock-Up Period with respect to the Base Restricted Securities and the Adjusted Lock-Up Period with respect to the Adjusted Restricted Securities. Notwithstanding anything in this Agreement to the contrary, if the Company waives or terminates any of the lock-up restrictions under that certain Letter Agreement, by and among Empower, Empower Sponsor Holdings LLC, and each director and officer of Empower, dated October 6, 2020, the restrictions on transfers of the Restricted Securities contemplated by this Agreement, whether such Restricted Securities are held by the Holder or an affiliate thereof, will be automatically and concurrently waived or terminated, as applicable, to the same extent and on the same terms.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this Section 4(b) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Sections are to Sections of this Agreement; and (j) the word “or” shall include both the conjunctive and the disjunctive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to Empower prior to the Closing, to: Empower Ltd. c/o MidOcean Partners 245 Park Avenue, 38th Floor New York, NY Attention: Andrew Spring Email: aspring@midoceanpartners.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention:    George Stamas

Andrew Herman

Evan D’Amico

Email:           gstamas@gibsondunn.com

aherman@gibsondunn.com

edamico@gibsondunn.com

If to Empower after the Closing, to: c/o Holley Performance Industries, Inc. 1801 Russellville Rd. Bowling Green, KY 42101 Attention: Stephen M. Trussell Email: stephentrussell@holley.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention:      William Gump

Claire James

Email:           wgump@willkie.com

cejames@willkie.com

If to Holder, to:

Holley Parent Holdings, LLC
c/o Sentinel Capital Partners, L.L.C.
330 Madison Ave, 27th Floor
New York, NY 10017
Attention:      James Coady

Owen Basham

Vincent Taurassi

Email:           coady@sentinelpartners.com

basham@sentinelpartners.com

taurassi@sentinelpartners.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention:     William Gump

Claire James

Email:           wgump@willkie.com

cejames@willkie.com

(h) Amendments and Waivers. this Agreement may be amended or modified only with the written consent of Empower and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Authorization on Behalf of Empower. Notwithstanding anything to the contrary herein, in the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Empower or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Empower or any of its current or future Affiliates in connection with this Agreement (including any consent, termination or waiver rights of Empower herein) or any dispute or Proceeding with respect hereto.

(j) Specific Performance. Each of Holder and Empower acknowledges that their obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder or Empower, money damages will be inadequate and the non-breaching party will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or Empower in accordance with their specific terms or were otherwise breached. Accordingly, Empower and Holder shall each be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or Empower and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of Empower or Holder under any other agreement between Holder and Empower or any certificate or instrument executed by either party hereto in favor of the other, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Empower or Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

EMPOWER LTD.

By:	/s/ Matthew Rubel
Name:	Matthew Rubel
Title:	Chairman and CEO

HollEy PARENT Holdings, LLC

By:	/s/ James D. Coady
Name:	James D. Coady
Title:	President

Signature page to Lock-Up Agreement